As filed with the Securities and Exchange Commission on November 27, 1996

                                                 Registration No. 33-_____
______________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                           ______________________

                                 FORM S-8
                          REGISTRATION STATEMENT
                                  Under
                        THE SECURITIES ACT OF 1933
                          ______________________

                       ION LASER TECHNOLOGY, INC.
         (Exact name of registrant as specified in its charter)
                         _________________________

        Utah                                                  87-0410364
   (State or other                                         (I.R.S. Employer
    jurisdiction                                          Identification No.)
 of incorporation or
    organization)

                          3828 South Main Street
                       Salt Lake City, Utah 84115
                            (801) 262-5555
       (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                 1990 Stock Option Plan for Employees of
                        Ion Laser Technology, Inc.
                                    and
                Compensation Contracts with Consultants
                          (Full Title of Plans)
                     ________________________________

                       Lynn B. Barney, President/CEO
                         Ion Laser Technology, Inc.
                          3828 South Main Street
                       Salt Lake City, Utah 84115
                             (801) 262-5555
          (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 Copies to:
                           Jeffrey M. Jones, Esq.
                    Durham, Evans, Jones & Pinegar, P.C.
                       50 South Main Street, Suite 850
                        Salt Lake City, Utah  84144
                              (801) 538-2424

                     CALCULATION OF REGISTRATION FEE

Title of                                 Proposed              Proposed
each class                               maximum               maximum
of securities                            offering              aggregate
to be                Amount to be        price per             offering             Amount of
registered           registered(1)       unit                  price(2)             registration fee(3)
--------------       --------------      ------------          --------------       ------------------
Common Shares,       292,500 shares      $  1.25               $   365,625
par value             25,000 shares      $ 15.00               $   375,000
$.0001 per            20,000 shares      $   .625              $    12,500
share, subject       100,000 shares      $  2.50               $   250,000
to stock              25,000 shares      $  1.75               $    43,750
options               30,000 shares      $  2.25               $    67,500
granted to
employees

Common Shares,        62,500 shares      $  1.25               $    78,125(2)
par value             30,000 shares      $  2.25               $    67,500
$.0001 per
share, subject
to stock
warrants
granted to                                                     =================    ================
consultants                                                    $ 1,260,000          $    434.48
                                                               =================    ================

______________________________________________________________________________

(1) This Registration Statement also covers an indeterminate number of Common Shares that may be issuable by reason of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended.

(2) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, based upon the prices at which the options and warrants granted under the employee plans may be exercised.

(3) 1/29 of 1 percent of the maximum aggregate offering price, pursuant to Section 6(b) of the Securities Act of 1933.

                                    PART I

           INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     The documents containing the information specified in Part I of this Registration Statement will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this form S-8, taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act of 1933, as amended (the "Securities
Act").

                                    PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents filed with the Commission by the Company are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1996;

     (b) Other reports of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above:

            1. The Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1996.

            2. The Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1996.

            3.   The Company's Current Report on Form 8-K dated April
                 1, 1996.

      (c) Description of the class of securities of the Company to be offered (incorporated by reference to the Registration Statement on Form 8-A of the Company dated March 28, 1996).

       All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Sections 5.1 to 5.4 of the Company's Bylaws provide for mandatory indemnification of the Company's directors, and for discretionary indemnification of the Company's officers, employees, fiduciaries or agents, subject to the Corporation's determination in each instance that indemnification is in accordance with the standards set forth in the Bylaws. The Corporation may purchase and maintain liability insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the Corporation against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee, fiduciary, or agent, whether or not the Corporation would have power to indemnify him or her against the same liability under the provisions of the Bylaws. See Sections 5.1 to 5.4 of the Company's Bylaws, which are incorporated herein by reference and which qualify the foregoing summary statement.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

4(a)   --   1990 Stock Option Plan for Employees of Ion Laser
            Technology, Inc.

4(b)   --   Form of Stock Option Agreement for the Purchase of Common
            Stock of Ion Laser Technology, Inc., used in connection with the 1990 Stock Option Plan.

4(c)   --   Form of Advisory Board Agreement between the Company and
            certain advisory consultants to the Company.

4(d)   --   Letter Agreement dated December 30, 1994 between The Levin
            Group, Inc. and the Company.

4(e)  --    Form of Letter Consulting Agreement between the Company and certain consultants.

5     --    Opinion of Durham, Evans, Jones & Pinegar, P.C.

23(a) --    Consent of Ernst & Young, LLP

23(b) -- Consent of Durham, Evans, Jones & Pinegar, P.C. (included in the opinion filed as Exhibit 5 to this Registration
            Statement).

Item 9.  Undertakings.

    (a)   The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                (iii) to include any material information with respect to
                      the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section
15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on this 21 day of October, 1996.

                      ION LASER TECHNOLOGY, INC.


                      By /s/ Lynn B. Barney
                      ----------------------------------
                      Lynn B. Barney, President & CEO


                              POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally Lynn B. Barney and Dean Hutchings and each one of them, his attorneys-in-fact, each with the power of substitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement (including post effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

       Signature          Title                             Date

 /s/ Lynn B. Barney       President/CEO and Director          October 21,1996
---------------------     (Principal Executive              -----------------
  Lynn B. Barney          Officer)

 /s/ Dean Hutchings       Vice President, Finance             October 21,1996
---------------------     (Principal Financial              -----------------
  Dean Hutchings          and Accounting Officer)

 /s/ Richard S. Braddock  Director, Chairman of the           October 21,1996
-----------------------   Board of Directors                -----------------
  Richard S. Braddock

_______________________   Director                          ___________, 1996
  Andrew I. Hofmeister

 /s/ David E. Neff        Director                           October 21, 1996
---------------------                                       -----------------
  David E. Neff

 /s/ Milton G. Adair      Director                           October 21, 1996
----------------------                                    -------------------
Milton G. Adair

                                 EXHIBIT INDEX


Exhibits

4(a)   -- 1990 Stock Option Plan for Employees of Ion Laser
          Technology, Inc.

4(b)   -- Form of Stock Option Agreement for the Purchase of Common
          Stock of Ion Laser Technology, Inc., used in connection with the 1990 Stock Option Plan.

4(c)   -- Form of Advisory Board Agreement between the Company and certain advisory consultants to the Company.

4(d)   -- Letter Agreement dated December 30, 1994 between The Levin
          Group, Inc. and the Company.

4(e)   -- Form of Letter Consulting Agreement between the Company and certain consultants.

5      -- Opinion of Durham, Evans, Jones & Pinegar, P.C.

23(a)  -- Consent of Ernst & Young, LLP

23(b) -- Consent of Durham, Evans, Jones & Pinegar, P.C. (included in the opinion filed as Exhibit 5 to this Registration
          Statement).